Exhibit 99.1

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FIRST QUARTER 2021 RESULTS

New York, NY - May 7, 2021 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•	Recorded Net Income attributable to common shareholders of $39.4 million, or $0.14 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $63.7 million, or $0.22 per diluted common share.(1)
•	Completed 1.5 million square feet of new leases and lease extensions, raising industrial renewal Cash Base Rents by 5.4%.
•	Acquired three industrial properties for an aggregate cost of $50.8 million and completed construction of an industrial property in the Columbus, Ohio market.
•	Commenced development of a 1.1 million square foot warehouse/distribution property in the Central Florida market.
•	Invested an aggregate of $24.0 million in five on-going development projects.
•	Disposed of four properties for an aggregate gross disposition price of $58.1 million.
•	Increased industrial portfolio to 91.3% of gross book value of real estate assets, excluding held for sale assets.

Subsequent Events

•	Entered into a joint venture to construct a 1.1 million square foot warehouse/distribution property in the Indianapolis market.
•	Disposed of one industrial property in Laurens, South Carolina for a gross disposition price of $40.1 million.
•	Renewed the 423,000 square foot Lumberton, North Carolina industrial lease for five years, raising Cash Base Rent by 8.6%.
1.	Adjusted Company FFO includes $10.9 million of termination income. Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman and Chief Executive Officer of Lexington Realty Trust, commented, “Our industrial portfolio continued to benefit in the first quarter from strong market fundamentals with property values increasing, same store rent growth of 1.5%, and cash renewal rents increasing by 5.4%. During the quarter, we completed a development project in the Columbus market, which was fully leased prior to completion, and purchased another $51 million of income producing properties in our target markets. In addition, we made good progress in our capital recycling plan with $58 million of sales and we expect office sales to accelerate over the balance of the year as the pandemic eases.”

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FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2021, total gross revenues were $92.6 million, compared with total gross revenues of $80.8 million for the quarter ended March 31, 2020. The increase is primarily attributable to acquisitions and a $10.8 million increase in termination income, partially offset by property sales and a decrease in fee income.

Net Income Attributable to Common Shareholders

For the quarter ended March 31, 2021, net income attributable to common shareholders was $39.4 million, or $0.14 per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2020 of $16.5 million, or $0.06 per diluted share.

Adjusted Company FFO

For the quarter ended March 31, 2021, Lexington generated Adjusted Company FFO of $63.7 million, or $0.22 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2020 of $49.3 million, or $0.19 per diluted share.

Dividends/Distributions

As previously announced, during the first quarter of 2021, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended March 31, 2021 of $0.1075 per common share/unit, which was paid on April 15, 2021 to common shareholders/unitholders of record as of March 31, 2021. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended March 31, 2021, which is expected to be paid on May 17, 2021 to Series C Preferred Shareholders of record as of April 30, 2021.

TRANSACTION ACTIVITY

ACQUISITIONS AND COMPLETED DEVELOPMENT TRANSACTIONS
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)	% Leased
Industrial-Warehouse/distribution	Indianapolis, IN	149,072	$14,310	4	100%
Industrial-Warehouse/distribution	Indianapolis, IN	149,072	14,120	6	100%
Industrial-Warehouse/distribution	Central Florida	222,134	22,358	10	53%
Industrial-Warehouse/distribution	Columbus, OH(1)	320,190	18,435	3	100%
		840,468	$69,223

1.	Completed development project. Initial basis excludes certain remaining costs.

The above properties were acquired/completed at aggregate weighted-average GAAP and Cash estimated stabilized capitalization rates of 6.1% and 5.9%, respectively.

2

ON-GOING DEVELOPMENT PROJECTS
Project (% owned)	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 3/31/2021 ($000)(1)	Lexington Amount Funded as of 3/31/2021 ($000)	Estimated Completion Date	Approximate Lease Term	% Leased
Consolidated:
Fairburn (87%)(2)	Atlanta, GA	910,000	$53,812	$45,322	$40,376	2Q 2021	TBD	0%
KeHE Distributors, BTS (100%)	Phoenix, AZ	468,182	72,000	31,165	26,301	3Q 2021	15	100%
Ocala (80%)(2)	Central Florida	1,085,280	80,900	11,887	7,682	1Q 2022	TBD	0%
			$206,712	$88,374	$74,359

Non-consolidated:
ETNA Park 70 (90%)(3)	Columbus, OH	TBD	TBD	$12,791	$13,208	TBD	TBD	0%
ETNA Park 70 East (90%)(3)	Columbus, OH	TBD	TBD	7,716	7,868	TBD	TBD	0%
				$20,507	$21,076

1.	GAAP investment balance is in real estate under construction for consolidated projects and investments in non-consolidated entities for non-consolidated projects.
2.	Estimated project cost excludes potential developer partner promote.
3.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS
Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Vacant	Houston, TX	Office	$2,550	$(427)	$(427)	January	0%
Charles Schwab	Westlake, TX	Office	17,693	982	2,294	January	100%
ODW Logistics	Columbus, OH	Industrial	27,849	1,930	2,153	March	100%
Multi-Tenant	Honolulu, HI	Other	10,000	(254)	(232)	March	29%
			$58,092	$2,231	$3,788
1.	Generally, quarterly period prior to sale, annualized.

The consolidated 2021 property dispositions resulted in aggregate weighted-average GAAP and Cash capitalization rates of 6.3% and 6.5%, respectively.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant/Guarantor	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Winchester	VA	Kraft Heinz(1)	05/2021	05/2031	344,700
2	Millington	TN	Ingram Micro	09/2021	09/2024	701,819
3	Chillicothe	OH	Adena Health	02/2021	02/2022	23,270
3	Total industrial lease extensions					1,069,789

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	NEW LEASES

	Location		Primary Tenant/Guarantor	Lease Expiration Date	Sq. Ft.
	Industrial/Multi-tenant
1	Antioch	TN	Southerland Inc.	06/2031	334,503
2	Antioch	TN	American Logistics Services Inc.	05/2028	50,400
3	Durham	NH	University of New Hampshire(2)	03/2026	45,168
3	Total new industrial/multi-tenant leases				430,071

6	TOTAL NEW AND EXTENDED LEASES				1,499,860

1.	Five year extension option to 05/2026 exercised in second quarter 2020. While determining fair market value rent, lease amended for ten-year extension during the first quarter of 2021.
2.	Prior tenant terminated its lease for 500,500 square feet prior to its lease expiration date of March 2026. Lexington entered into a direct lease with the subtenant for a portion of the vacancy.

As of March 31, 2021, Lexington's Stabilized Portfolio was 97.8% leased.

BALANCE SHEET/CAPITAL MARKETS

During the first quarter of 2021, Lexington increased its availability under its ATM program to $350.0 million and entered into forward sales contracts for an aggregate of 3.6 million common shares that have not yet been settled. As of March 31, 2021, Lexington had an aggregate of $94.5 million under unsettled forward common share sales contracts, which is subject to adjustment in accordance with the forward sales contracts.

As of March 31, 2021, Lexington had nothing outstanding under its unsecured revolving credit facility and ended the quarter with net debt to Adjusted EBITDA at 4.6x.

2021 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders for the year ended December 31, 2021 will be within an expected range of $0.74 to $0.77 per diluted common share.

Additionally, Lexington is increasing the low end of its Adjusted Company FFO guidance range for the year ended December 31, 2021 by a penny, to a revised range of $0.73 to $0.76 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

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FIRST QUARTER 2021 CONFERENCE CALL

Lexington will host a conference call today, May 7, 2021, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2021. Interested parties may participate in this conference call by dialing1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through August 7, 2021, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10155432. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. Lexington seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19); (2) the authorization by Lexington's Board of Trustees of future dividend declarations, (3) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2021, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

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Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion.

# # #

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2021	2020
Gross revenues:
Rental revenue	$91,645	$78,735
Other revenue	912	2,092
Total gross revenues	92,557	80,827
Expense applicable to revenues:
Depreciation and amortization	(42,176)	(40,509)
Property operating	(10,934)	(10,276)
General and administrative	(8,420)	(7,825)
Non-operating income	477	190
Interest and amortization expense	(11,486)	(14,795)
Debt satisfaction gains, net	—	1,393
Gains on sales of properties	21,919	9,805
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	41,937	18,810
Provision for income taxes	(372)	(653)
Equity in earnings (losses) of non-consolidated entities	(90)	263
Net income	41,475	18,420
Less net income attributable to noncontrolling interests	(433)	(266)
Net income attributable to Lexington Realty Trust shareholders	41,042	18,154
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(69)	(46)
Net income attributable to common shareholders	$39,401	$16,536

Net income attributable to common shareholders - per common share basic	$0.14	$0.07
Weighted-average common shares outstanding – basic	275,416,327	253,038,161

Net income attributable to common shareholders - per common share diluted	$0.14	$0.06
Weighted-average common shares outstanding – diluted	279,053,697	257,347,277

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets:
Real estate, at cost	$3,523,641	$3,514,564
Real estate - intangible assets	399,394	409,293
Investments in real estate under construction	88,374	75,906
Real estate, gross	4,011,409	3,999,763
Less: accumulated depreciation and amortization	891,448	884,465
Real estate, net	3,119,961	3,115,298
Assets held for sale	18,383	16,530
Right-of-use assets, net	30,500	31,423
Cash and cash equivalents	142,074	178,795
Restricted cash	28,101	626
Investments in non-consolidated entities	54,185	56,464
Deferred expenses, net	16,730	15,901
Rent receivable – current	2,954	2,899
Rent receivable – deferred	66,680	66,959
Other assets	10,665	8,331
Total assets	$3,490,233	$3,493,226

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$131,849	$136,529
Term loan payable, net	298,069	297,943
Senior notes payable, net	779,607	779,275
Trust preferred securities, net	127,520	127,495
Dividends payable	33,317	35,401
Liabilities held for sale	6	790
Operating lease liabilities	31,508	32,515
Accounts payable and other liabilities	45,018	55,208
Accrued interest payable	7,221	6,334
Deferred revenue - including below market leases, net	16,680	17,264
Prepaid rent	14,112	13,335
Total liabilities	1,484,907	1,502,089

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares,
277,614,856 and 277,152,450 shares issued and outstanding in 2021 and 2020, respectively	28	28
Additional paid-in-capital	3,193,023	3,196,315
Accumulated distributions in excess of net income	(1,292,051)	(1,301,726)
Accumulated other comprehensive loss	(12,617)	(17,963)
Total shareholders’ equity	1,982,399	1,970,670
Noncontrolling interests	22,927	20,467
Total equity	2,005,326	1,991,137
Total liabilities and equity	$3,490,233	$3,493,226

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$39,401	$16,536

Weighted-average number of common shares outstanding - basic	275,416,327	253,038,161

Net income attributable to common shareholders - per common share basic	$0.14	$0.07

Diluted:
Net income attributable to common shareholders - basic	$39,401	$16,536
Impact of assumed conversions	240	107
Net income attributable to common shareholders	$39,641	$16,643

Weighted-average common shares outstanding - basic	275,416,327	253,038,161
Effect of dilutive securities:
Shares issuable under forward sales agreements	9,843	—
Unvested share-based payment awards and options	775,108	1,160,994
Operating partnership units	2,852,419	3,148,122
Weighted-average common shares outstanding - diluted	279,053,697	257,347,277

Net income attributable to common shareholders - per common share diluted	$0.14	$0.06

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2020
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$39,401	$16,536
Adjustments:
Depreciation and amortization	41,478	39,717
Noncontrolling interests - OP units	239	107
Amortization of leasing commissions	698	792
Joint venture and noncontrolling interest adjustment	2,115	2,214
Gains on sales of properties, including non-consolidated entities	(21,919)	(10,354)
FFO available to common shareholders and unitholders - basic	62,012	49,012
Preferred dividends	1,572	1,572
Amount allocated to participating securities	69	46
FFO available to all equityholders and unitholders - diluted	63,653	50,630
Transaction costs	11	21
Debt satisfaction gains, net, including non-consolidated entities	—	(1,372)
Adjusted Company FFO available to all equityholders and unitholders - diluted	63,664	49,279

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,020)	(1,419)
Lease incentives	219	269
Amortization of above/below market leases	(460)	(295)
Lease termination payments, net	2,204	492
Non-cash interest, net	127	428
Non-cash charges, net	1,764	1,658
Tenant improvements	(19)	(1,492)
Lease costs	(2,232)	(3,951)
Joint venture and noncontrolling interest adjustment	(173)	(111)
Company Funds Available for Distribution	$63,074	$44,858

Per Common Share and Unit Amounts
Basic:
FFO	$0.22	$0.19

Diluted:
FFO	$0.22	$0.19
Adjusted Company FFO	$0.22	$0.19

Basic:
Weighted-average common shares outstanding - basic EPS	275,416,327	253,038,161
Operating partnership units(1)	2,852,419	3,148,122
Weighted-average common shares outstanding - basic FFO	278,268,746	256,186,283

Diluted:
Weighted-average common shares outstanding - diluted EPS	279,053,697	257,347,277
Unvested share-based payment awards	9,125	24,799
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	283,773,392	262,082,646

(1)       Includes all OP units other than OP units held by us.

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2021 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2021
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.74	$0.77
Depreciation and amortization	0.62	0.62
Impact of capital transactions	(0.63)	(0.63)
Estimated Adjusted Company FFO per diluted common share	$0.73	$0.76

(1)       Assumes all convertible securities are dilutive.

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